SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 4, 1998
                                                        --------------

               Paine Webber Qualified Plan Property Fund Four, LP
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                           0-15036                04-2841746
--------------------------------------------------------------------------------
(State or other jurisdiction)       (Commission             (IRS Employer
     of incorporation               File Number)            Identification No.)



265 Franklin Street, Boston, Massachusetts                      02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP

ITEM 2 - Disposition of Assets

Bell Forge Square Shopping Center, Nashville, Tennessee

Disposition Date - August 4, 1998

     On August 4, 1998, Paine Webber Qualified Plan Property Fund Four, LP (the "Partnership") sold its wholly-owned investment property, the Bell Forge Square Shopping Center, located in Nashville, Tennessee, to an unrelated third party for $9,600,000. After closing costs, expense prorations and adjustments, the Partnership realized net proceeds of approximately $9,343,000. The Partnership will distribute the net proceeds from the sale of Bell Forge Square on August 25, 1998 in a Special Distribution of $209 per original $1,000 investment to unitholders of record as of August 4, 1998. Bell Forge Square was the final asset owned by the Partnership. Consequently, a formal liquidation of the Partnership is now underway. The Partnership expects an orderly liquidation of the Partnership to be completed and a liquidating distribution of the Partnership's remaining cash reserves, after paying all liquidation-related expenses, of approximately $30 per original $1,000 investment to be made to the Limited Partners by October 15, 1998.

      As previously reported, the Partnership decided to explore potential opportunities to sell the Bell Forge Square property during fiscal 1997 and hired a Nashville-based real estate firm specializing in the sale of retail properties to market the property for sale. As a result of this firm's marketing efforts, the Partnership received offers from two prospective third-party buyers. After reviewing the offers, the Partnership accepted an offer from one of these potential buyers and negotiated a purchase and sale agreement which was signed on January 5, 1998. On February 10, 1998, the Partnership received notice that the potential buyer would not be proceeding with its efforts to close the sale transaction upon the expiration of its due diligence period due to its inability to secure a financing commitment. On March 20, 1998, the Partnership executed a new brokerage agreement with another Nashville-based firm to re-market the property. On May 20, 1998, the Partnership negotiated a purchase and sale agreement with a new prospective buyer for the Bell Forge Square property. The prospective buyer completed its due diligence work and made a non-refundable deposit on June 11, 1998. On August 4, 1998, after an extension of the due diligence period, the Partnership successfully closed the sale of this property.


ITEM 7 - Financial Statements and Exhibits

Financial Statements:  None

(b)   Exhibits:

      (1) Closing Statement by Bell Forge Square, L.L.C. from PaineWebber Qualified Plan Property Fund Four, L.P., dated August 3, 1998.

      (2) Purchase and Sale Agreement by and between PaineWebber Qualified Plan Property Fund Four, L.P. and Clearview Investments, Ltd., dated May 20, 1998.

      (3) First Amendment to Purchase and Sale Agreement by and between PaineWebber Qualified Plan Property Fund Four, L.P. and Clearview Investments, Ltd., dated June 11, 1998

      (4) Second Amendment to Purchase and Sale Agreement by and between PaineWebber Qualified Plan Property Fund Four, L.P. and Clearview Investments, Ltd., dated June 26, 1998.

      (5) Warranty Deed from PaineWebber Qualified Plan Property Fund Four, L.P. to Bell Forge Square, L.L.C., dated August 3, 1998.

                                   FORM 8-K

                                CURRENT REPORT

      (6) Quitclaim Bill of Sale by PaineWebber Qualified Plan Property Fund Four, L.P. to Bell Forge Square, L.L.C., dated August 3, 1998.

      (7) Assignment of Leases by PaineWebber Qualified Plan Property Fund Four, L.P. to Bell Forge Square, L.L.C., dated August 3, 1998.

      (8) Assignment of Contracts and Intangibles by PaineWebber Qualified Plan Property Fund Four, L.P. to Bell Forge Square, L.L.C., dated August 3, 1998.

                                   FORM 8-K

                                CURRENT REPORT

              PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP




                                  SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         PAINE WEBBER QUALIFIED PLAN
                            PROPERTY FUND FOUR, LP
                            ----------------------
                                 (Registrant)




                              By:  Fourth Qualified Properties, Inc.
                                   ---------------------------------
                                   Managing General Partner




                            By: /s/ Walter V. Arnold
                                ---------------------
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  August 19, 1998

                              Closing Statement

                          Bell Forge Square, L.L.C.
                               acquisition from
             PaineWebber Qualified Plan Property Fund Four, L.P.

                Bell Forge Shopping Center, Antioch, Tennessee

                                   3-Aug-98

Funds Due to Seller

Purchase Price                                          $9,600,000.00

Deductions
   Deposits                             $125,000.00
   Rent                                  $42,752.04
   Real Estate Taxes                     $70,339.49
                                        -----------
   Total Deductions                     $238,091.53      ($238,091.53)

Additions
   Security Deposits                     $12,770.50
   Rent                                   $5,349.11
   Items Paid in Advance                      $0.00
   Total Additions                       $18,119.61        $18,119.61
                                                        -------------

Gross Funds Due To Seller                               $9,380,028.08
Seller's Disbursements
   Seller's Closing Costs:
   Transfer taxes                        $17,760.00
   Recording charges                        $100.00
   Broker's commission                  $144,000.00
                                       ------------
   Total Seller's Disbursements         $161,860.00      ($161,860.00)
                                                        -------------

Net Funds Due To Seller                                 $9,218,168.08

Deposits Released by Title Company to Seller              $125,000.00
                                                        -------------

   Total Funds Due to Seller                            $9,343,168.08
                                                        =============

Funds Due From Buyer

Purchase Price                                          $9,600,000.00

Deductions
   Deposits                             $125,000.00
   Rent                                  $42,752.04
   Real Estate Taxes                     $70,339.49
                                        -----------
   Total Deductions                     $238,091.53      ($238,091.53)

Additions
   Security Deposits                     $12,770.50
   Rent                                   $5,349.11
   Items Paid in Advance                      $0.00
                                              -----
   Total Additions                       $18,119.61        $18,119.61
                                                           ----------

Net Funds Due From Buyer                                $9,380,028.08

Buyer's Disbursements
   Buyer's Closing Costs                 $36,434.48
                                         ----------
   Total Buyer's Disbursements           $36,434.48        $36,434.48
                                                           ----------

Gross Funds Due From Buyer                              $9,416,462.56

Deposits from Buyer Released by Title Company             $125,000.00
                                                          -----------

Total Funds Due from Buyer                              $9,541,462.56
                                                        =============



The undersigned hereby authorize Title Company to make the Disbursements as set forth in Schedules 5 and 6 from the closing proceeds. Total Funds Due to Seller shall be wired to Seller in accordance with the wiring instructions set forth on Exhibit A.

SELLER:                                         BUYER:

 PaineWebber Qualified Plan Property       Bell Forge Square, L.L.C.
 Fund Four, L.P.
                                             By:   CFH Realty Retail I, L.P.,
   By: Fourth Qualified Properties, Inc.           its general partner
   its general partner                       By:   CFH Realty Investors GP, .L.C.,
                                                   its general partner
By  /s/ Rock M. D'Errico
    --------------------
Name:  Rock M. D'Errico                      By:   Crow Holdings Managers,L.L.C.,
Title:  Vice President                             Manager

                                                By:  /s/ Robert A. McClain
TITLE COMPANY:                                       ---------------------
By  /s/ Robert G. Soule
    -------------------                         Name:  Robert A. McClain
   Name:  Robert G. Soule                       Title:  Vice President


                         PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
        PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, L.P. ("SELLER")
                                     AND
                    CLEARVIEW INVESTMENTS, LTD. ("BUYER")

                              TABLE OF CONTENTS


                                                                         Page

ARTICLE 1  DEFINITIONS                                                    1
           -----------
ARTICLE 2  PURCHASE AND SALE                                              1
           -----------------
ARTICLE 3  PURCHASE PRICE; DEPOSITS; ADJUSTMENTS                          2
           -------------------------------------
ARTICLE 4  PRECLOSING OPERATION                                           4
           --------------------
ARTICLE 5  ACCESS, INSPECTION, DILIGENCE                                  5
           -----------------------------
ARTICLE 6  TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS                  8
           ---------------------------------------------
ARTICLE 7  CLOSING                                                       10
           -------
ARTICLE 8  CASUALTY AND CONDEMNATION                                     11
           -------------------------
ARTICLE 9  BROKERAGE COMMISSIONS                                         12
           ---------------------
ARTICLE 10 DEFAULT, TERMINATION AND REMEDIES                             12
           ---------------------------------
ARTICLE 11 MISCELLANEOUS                                                 13
           -------------
ARTICLE 12 IRS FORM 1099-S DESIGNATION                                   16
           ---------------------------

SCHEDULE A        Description of the Real Property
SCHEDULE B        Description of Personal Property and Intangible Property
SCHEDULE C        Rent Roll
SCHEDULE D        1099 Designation Agreement
SCHEDULE E        Form of Tenant Estoppel Certificate

                         PURCHASE AND SALE AGREEMENT


This Purchase and Sale Agreement (this "Agreement") is entered into as of the 20th day of May, 1998 by and between Seller and Buyer, upon the following terms and conditions:


                                  ARTICLE 1
                                 DEFINITIONS

References in this Agreement to the following terms shall have the following meanings:

BUYER:                 Clearview Investments, Ltd., a Texas limited partnership.

SELLER: PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership.

PROPERTY:              The Real Property and Personal Property constituting
                       Bell Forge Square  Shopping Center, Antioch, Tennessee.

REAL PROPERTY:        The land and the buildings, structures,  improvements  and fixtures (collectively, the "Improvements") now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto.

PERSONAL PROPERTY:      The personal and intangible Property, if any,
                        described in Schedule B attached hereto.

PURCHASE PRICE:               $9,600,000

TITLE COMPANY:    Lawyers Title Insurance Company


                                 ARTICLE 2
                             PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Seller hereby agrees to sell and convey the Property to the Buyer or its nominee and the Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3
                     PURCHASE PRICE; DEPOSITS; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Contemporaneously with the execution of this Agreement, the Buyer shall deposit with the Title Company the sum of One Hundred Thousand Dollars ($100,000.00) (the "Initial Deposit") to secure the Buyer's obligations under this Agreement. The Buyer may make one (1) additional nonrefundable deposit in the sum of Twenty Five Thousand Dollars ($25,000.00) (the "Additional Deposit") as described in Section 7.1 of this Agreement. The Title Company shall hold the Initial Deposit and the Additional Deposit, if any, in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Initial Deposit, any Additional Deposit and all interest accrued thereon (collectively, the "Escrowed Amount") shall be maintained by the Title Company in such account or accounts until the Title Company is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement.

      3.3 All due and payable real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 The Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 All rents, security deposits which have not been previously applied by Seller, prepaid rentals, common area maintenance charges, promotional charges, service charges, tax charges, and all other incidental expenses and charges required to be paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined). In addition to the foregoing, at the Closing the following shall be apportioned and the full value, as determined in good faith by Seller using best available information, shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of the Seller, shall be added to the Purchase Price: all rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges, real estate tax charges, and annual adjustments thereto) for the current and prior rental periods, but only to the extent that the tenant is not in default as of the Closing Date in the payment of such rentals and tenant charges. In the event that Buyer eventually collects any payments of rentals and tenant charges that were in default on the Closing Date, said payments shall be paid to Seller at the time of collection. In the event that on the Closing Date the precise figure for total percentage rents payable in arrears and uncollected is not capable of determination, then Seller and Buyer agree to use the total percentage rents paid for the prior year. There shall be no further adjustment of any rents, security deposits, common area maintenance charges, promotional charges, service charges, tax charges, or other incidental expenses and charges required to be paid by tenants, whether collected or payable in arrears and uncollected, after the Closing Date other than as set forth herein. Buyer shall assume and be solely responsible for and indemnifies Seller for any items that would be owed to tenants upon annual reconciliation.

      3.7 At the Closing, the Seller shall pay the amount due for (a) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; and (b) Seller's attorneys' fees. At the Closing, the Buyer shall pay for (c) charges to record the deed, and evidence of Buyer's existence or authority; (d) all title insurance premiums and charges; and (f) Buyer's attorney's fees and all costs related to the Buyer's due diligence.

      3.8 At the Closing, the Seller and the Buyer shall each pay for half of the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the "Transfer Tax"); and (b) any mortgage tax.

      3.9 The provisions of this Article 3 shall survive the Closing for a period of one (1) year.

                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A Rent Roll (the "Rent Roll") containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases." A copy of the Leases will be delivered to Buyer for review within three (3) business days of the date of this Agreement.

      4.2 From the date of execution of this Agreement through the Closing Date, Seller will notify Buyer if it intends to enter into any new lease of any portion of the Property or modify any existing Lease covering any portion of the Property.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) to maintain the Property in its condition as of the date of this Agreement, subject to casualty and ordinary wear and tear.

      4.4 Seller shall within three (3) business days after the date of this Agreement provide copies to Buyer of all service, supply, equipment rental, management and leasing contracts affecting the Property to which Seller is a party and shall promptly instruct the third party property manager to make all such contracts in its possession available to Buyer for its review (collectively, the "Contracts"). Buyer shall, by written notice to Seller, on or before the Diligence Date identify any Contracts which it requires to be terminated. Buyer shall assume any Contracts which are not identified as to be terminated (the "Assigned Contracts"). Seller shall terminate any Contracts at Closing which are identified by Buyer as specified in this section as to be terminated at Closing.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates, from all tenants currently occupying their space under the Lease in the form required under the applicable Lease or if no such form is required under the applicable Lease, in the form attached hereto as Schedule E. Seller shall not be obligated to expend funds or commence litigation in pursuit of such estoppel certificates. Except as provided in Section 7.2(h) hereof, the receipt of tenant estoppel certificates shall not be a condition precedent to Closing.

                                   ARTICLE 5
                         ACCESS, INSPECTION, DILIGENCE

      5.1 The Seller agrees that the Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours upon advance written notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies and tests as the Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written approval which approval shall not be unreasonably withheld, conditioned or delayed. Seller may require that Buyer be accompanied by Seller or its designated agent during any such inspection or entry. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Seller also agrees to make available to the Buyer during normal business hours upon advance written notice to Seller all its books and records contained in the Seller's files relating to the construction, operation and maintenance of the Property.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all the Leases and Contracts and shall instruct its property manager to deliver copies of such Leases and Contracts to Buyer for inspection. To the extent Seller has in its possession any site analyses, title insurance policies, existing surveys, existing zoning analyses, existing engineering reports, existing code compliance reports, tax bills and assessment notices, insurance policies, plans and specifications, certificates of occupancy, licenses and permits, warranty agreements, reciprocal easement agreements, construction contracts, financial statements regarding the Property, financial statements regarding the tenants, sales history, and existing site analyses with respect to asbestos, oil, underground storage tanks or hazardous waste on the Real Property, Seller agrees to make the same available for inspection by Buyer or its agents at the request of Buyer. Seller makes no representation or warranty whatsoever regarding the existence or availability of the foregoing and Seller shall not be obligated to create or obtain any of the foregoing which are not available to Seller.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      Without limiting the foregoing, Buyer acknowledges and agrees that in order to facilitate Buyer's reasonable investigation of the Property (A)(i) Seller has caused an environmental Phase 1 report (the "Environmental Report") with respect to the Property to be completed by Dames and Moore, Inc. (the "Environmental Engineers") and to be delivered to Buyer as of the date of this Agreement, (ii) Seller has caused the Environmental Engineers to allow Buyer to rely on the Environmental Report, and (iii) the Environmental Report is delivered to Buyer for informational purposes only and does not constitute representations or warranties of Seller of any kind, and (B) (x) Seller has caused an ALTA survey (the "Survey") of the Property to be completed by Barge, Waggoner, Sumner and Cannon, Inc. (the "Surveyor") and to be delivered to Buyer within seven (7) days of the date of this Agreement, (y) Seller has caused the Surveyor to allow Buyer to rely on the Survey, and (z) the Survey will be delivered to Buyer for informational purposes only and does not constitute representation or warranties of Seller of any kind.

      5.3 The Buyer shall promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title matters;

            (b)   Review of the Survey;

            (c)   Review of Contracts and operating agreements;

            (d) Obtain and review engineering reports on structural condition of the mechanical systems;

            (e)   Review of the Environmental Report;

            (f) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents; and

            (g) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence including, but not limited to the foregoing, no later than June 4, 1998 (the "Diligence Date"). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Initial Deposit shall be returned and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Initial Deposit shall become nonrefundable on the Diligence Date, except with respect to any breach of this Agreement by Seller.

      Buyer acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive closing hereunder. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION," INCLUDING BUT NOT LIMITED TO THE ENVIRONMENTAL REPORT AND THE SURVEY, PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained from third-parties, other than accountants and legal advisors, in connection with Buyer's diligence.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer (other than losses, costs and damages incurred by or as a result of preexisting conditions). This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.


                                   ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement, Buyer shall, at its sole cost and expense, obtain:

            (a) A commitment for an ALTA Owner's Policy of Title Insurance (the "Title Commitment"); and

            (b) Evidence that the Property complies with applicable zoning of the land use laws (the "Zoning Diligence").

      Buyer shall provide Seller with copies of the Title Commitment and the Zoning Diligence immediately upon receipt of the same.

      If (i) any matter disclosed on the Survey, (ii) matters listed as exceptions in the Title Commitment or (iii) the Zoning Diligence are not each satisfactory to Buyer, it shall, at least seven (7) days before the Diligence
Date provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3 above.

      6.2 On the Closing Date, the Seller shall convey by general warranty deed to the Buyer or to the Buyer's nominee, good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and Survey and not objected to pursuant to Section 6.1 above;

            (c)   All Leases;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer.

      6.3 At the Closing, the Seller shall assign the Leases, the Assigned Contracts and warranties, if any, to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to the Buyer by quitclaim bill of sale.

      6.4 The Seller hereby represents and warrants to the Buyer as of the date of this Agreement and on and as of the Closing Date as follows:

            (a) Organization and Power. The Seller is a limited partnership duly formed and validly existing under the laws of the State of Delaware with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of the Seller.

            (b) Authorization and Execution. This Agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered on behalf of the Seller by a duly authorized general partner of the Seller.

            (c) Notice of Violations; Defaults. Seller has received no notice of zoning violations and has no actual knowledge of material inaccuracies in tenants' financial reports.

            (d) Pending Litigation. To the best of Rock D'Errico's knowledge, as of the date of this Agreement no notices have been received by the Seller's property manager regarding actions, suits, or proceedings pending with respect to the Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

      6.5 The obligations of the Buyer to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                                   ARTICLE 7
                                    CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 on the later of (i) July 2, 1998, or (ii) the Extended Closing Date, as hereinafter defined (the "Closing Date"). Buyer may, by written notice to Seller at least three (3) business days prior to July 2, 1998, extend the date on which the Closing shall occur to August 3, 1998 (the "Extended Closing Date") provided that Buyer makes the Additional Deposit to Title Company on or before July 2, 1998. The Additional Deposit shall be nonrefundable immediately upon deposit with the Title Company, and shall be applied toward the Purchase Price. It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date the Seller shall deliver or cause to be delivered each of the following items to the Buyer:

            (a) A duly executed and acknowledged warranty deed or deeds conveying the Real Property and the Improvements to the Buyer;

            (b) A duly executed quitclaim bill of sale conveying the Personal Property to the Buyer;

            (c) A duly executed assignment and assumption of leases (the "Assignment of Leases") together with originals of all leases;

            (d) A duly executed assignment and assumption of the Assigned Contracts, licenses, guaranties, warranties, and intangible property (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from the Seller reasonably acceptable to the Buyer in form and substance;

            (f) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from the Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (h) Original tenant estoppel  certificates for the following Leases:
      Newton Buying Corp. (TJ Maxx), Kmart Corporation, Russell's Shoe (Shoe Carnival), Blockbuster Children's Amusement, and Michaels Stores, Inc. (the "Anchor Leases"), together with original tenant estoppel certificates for Leases which in the aggregate equal 75% of the gross leasable area of the Property, exclusive of the gross leasable area included in the Anchor Leases.

            (i)   A duly executed affidavit of consideration; and

            (j) A duly executed Tennessee withholding tax affidavit.

      7.3 On the Closing Date the Buyer shall deliver or cause to be delivered at its expense each of the following to the Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to the Seller, in the manner provided for in Article 3;

            (b)   Assignment of Leases;

            (c)   The Assignment of Contracts;

            (d)   A duly executed affidavit of consideration;

            (e) A duly executed Tennessee withholding tax affidavit;

            (f) Such other instruments as the Seller may reasonably request to effectuate the transaction contemplated by this Agreement; and

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts.


                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, the Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event the Seller shall pay over or assign to the Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by the Seller on account of any insurance as a result of such casualty, less any amounts reasonably expended by the Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed (in Buyer's sole and absolute discretion), to terminate this Agreement by giving notice of termination to the Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to the Buyer, this Agreement shall terminate and neither the Seller nor the Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies the Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), the Seller shall give notice promptly to the Buyer of such event and the Buyer shall have the option to terminate this Agreement by providing notice to the Seller to such effect on or before the date which is ten
(10) days from the Seller's notice to the Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to the Buyer, this Agreement shall terminate, and neither the Seller nor the Buyer shall have any recourse against the other. If the Buyer does not timely notify the Seller of its election to terminate this Agreement, the Buyer shall purchase the Property and pay the Purchase Price, and the Seller shall pay over or assign to the Buyer on delivery of the deed all awards recovered or recoverable by the Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by the Seller in obtaining such award.

                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      The Seller and the Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Trammell Crow SE, Inc. (the "Broker"), whose fees shall be paid by Seller. The Seller and Buyer acknowledge that the Broker has entered into an agreement with S. L. Nusbaum Realty Co., to which Seller and Buyer are not parties and by which Broker agrees to pay any and all commissions and fees due to S.L. Nusbaum Realty Co. in connection with this transaction. Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, costs, claims and expenses (including reasonable attorney's fees) which arise as a result of breach of the foregoing representation and warranty. The indemnification contained in this
Article 9 shall survive Closing hereunder or termination hereof, as the case may be.


                                  ARTICLE 10
                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to the Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by the Seller on or before the Closing Date, the Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel the Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount, whereupon this Agreement shall terminate without further recourse.

      10.2 In the event that the Buyer shall have failed in any material respect adverse to the Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by the Buyer on or before the Closing Date, or if the Buyer defaults in its obligation to close hereunder, the Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to the Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to the Seller. The Seller and the Buyer agree that the damages resulting to the Seller as a result of such default by the Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute the Buyer's and the Seller's reasonable estimate of such damages.


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 The Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by a reputable overnight express courier service that provides tracing and proof of receipt or refusal of items mailed, addressed to the Seller or the Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            Clearview Investments, Ltd.
            2000 East Lamar Boulevard, Suite 150
            Arlington, TX 70006
            Attention: Jessica Ellis

            with a copy to:

            Fielder Nelms, Esq.
            Meadows, Owens, Collier, Reed, Cousins & Blau LLP
            3700 Nationsbank Plaza
            901 Main Street
            Dallas, TX 75202

(2) If to Seller:

            PaineWebber Qualified Plan Property Fund Four, L.P.
            c/o PaineWebber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attention:   Rock D'Errico

            with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.

(3) If to the Title Company:

            Lawyers Title Insurance Company
            225 Franklin Street
            Boston, Massachusetts 02110
            Attention: Robert G. Soule, Esq.

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by the Seller and the Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between the Seller and the Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between the Seller and the Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Tennessee.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by the Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, the Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties. Title Company will hold the Initial Deposit and any Additional Deposit in State Street Bank (an "Acceptable Bank") in an account as required by Section 3.2 above. Except for any claim, action or proceeding resulting in a final determination that the Title Company acted in bad faith, negligently or engaged in any type of willful misconduct the Title Company shall not be responsible for any loss or delay occasioned by the closure or insolvency of the institution in which any funds are invested in accordance with this Agreement; provided that Title Company deposits the Initial Deposit and any Additional Deposit in an Acceptable Bank as required herein. The Title Company shall have no liability for interest on such funds provided that the Title Company deposits the Initial Deposit and any Additional Deposit as required herein.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither the Buyer nor anyone claiming by, through or under the Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither the Seller nor anyone claiming by, through or under the Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors.


                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.


               [Remainder Of This Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    PAINEWEBBER QUALIFIED PLAN PROPERTY FUND
                                    FOUR, L.P., a Delaware limited partnership

                                    By:   Fourth Qualified Properties, Inc.,
                                          its managing general partner


                                          By:  /s/ Rock M. D'Errico
                                               --------------------
                                             Name:  Rock M. D'Errico
                                             Title:   Vice President


                                    BUYER:

                                    CLEARVIEW INVESTMENTS, LTD., a Texas
                                    limited partnership


                                    By:   Redbud Capital, Inc., a Texas
                                          corporation, its general partner


                                          By:  /s/ Carl B. Fulton
                                               -------------------
                                             Name:  Carl B. Fulton
                                             Title:  Vice President



                                 TITLE COMPANY:

                                    Lawyers Title Insurance Corporation



                                    By:   /s/ Robert G. Soule
                                          -------------------
                                          Vice President

                                   SCHEDULE A

                          Description of Real Property


A certain tract or parcel of land in Davidson County, State of Tennessee, described as follows, to-wit:

      TRACT I:

      A parcel of land in the First Civil District of Davidson County, Nashville, Tennessee, being Lot No. 3 as shown on the plan of the Resubdivision of Lot No. 3 of Bell Forge West of record in Book 6250, page 737, and more fully described as follows:

      Beginning at a point located S 80 deg. 11 min. 43 sec. E, 11.00 feet from a concrete monument, said monument being the common property line of Belle Forge West, and Prudential Insurance Company of America, said point being 464.71 feet west of the westerly margin of Mt. View Road; thence, N 80 deg. 11 min. 43 sec. W, 11.00 feet to a concrete monument; thence N 84 deg. 03 min. 53 sec. W, 461.24 feet; thence, N 83 deg. 38 min. 40 sec. W, 325.04 feet; thence, N 25 deg. 10 min. 00 sec. E, 642.34 feet; thence, S 65 deg. 45 min. E, 170.00 feet; thence, S 84 deg. 45 min. E, 146.10 feet; thence, with a curve to the left having a central angle of 29 deg. 09 min. 14 sec., a radius of 250.00 feet and a length of 127.21 feet; thence, with a curve to the right having a central angle of 15 deg. 15 min. 53 sec., a radius of 200 feet and a length of 53.46 feet; thence, S 88 deg. 10 min. 00 sec E, 119.80 feet; thence S 01 deg. 50 min. 00 sec. W, 329.00 feet; thence, N 88 deg. 10 min. 00 sec. W,
      58.53 feet; thence, S 01 deg. 50 min. 00 sec. W, 278.91 feet to the point of beginning, containing 9.39 acres, more or less.

      TRACT II:

      Being a parcel of land in the First Civil District, Nashville, Davidson County, Tennessee, and being Lot No. 4 as shown on the Plan of the Resubdivision of Lot No. 3 on the Plan of Bell Forge West of record in Book 6250, page 737, more particularly described as follows:

      Beginning at a point in the westerly margin of Mt. View Road, located approximately 345 feet north of the centerline of Bell Forge Lane East extended; thence, with said margin, S 01 deg. 17 min. 40 sec. W, 56.00 feet; thence, with a curve to the left having a central angle of 27 deg. 38 min. 09 sec., a radius of 805.74 feet and a length of 388.64 feet; thence, S 26 deg. 20 min. 31 sec. E, 250.75; thence, with a curve to the left having a central angle of 02 deg. 47 min. 42 sec., a radius of
      515.52 feet and a length of 25.15 feet; thence, leaving said margin, N 80 deg. 11 min. 43 sec. W, 464.71 feet; thence, N 01 deg. 50 min. 00 sec. E, 278.91 feet; thence, S 88 deg. 10 min. 00 sec. E, 58.53 feet; thence, N 01 deg. 50 min. 00 sec. E, 329.00 feet; thence, S 88 deg. 10 min. 00 sec. E, 176.00 feet to the point of beginning, containing 4.012 acres, more or less.

      Being the same property conveyed to Paine Webber Qualified Plan Property Fund Four, L.P. by Deed from Bell Forge Square Associates, Ltd., a Tennessee limited partnership, of record in Book 6844, page 523, and by Quitclaim Deed of record in Book 8461, page 77, Register's Office for Davidson County, Tennessee.

together with all improvements constructed thereon and all hereditaments and appurtenances relating to the property.

KATHRYN L. LINK
(6I7) 570-8l8l
       klink@gph.com
KATHRYN L. LINK
(6I7) 570-8l8l
       klink@gph.com


                                 June 11, 1998


BY FAX AND FEDERAL EXPRESS

Mr. Shawn Todd
Clearview Investments, Ltd.
2000 East Lamar Boulevard, Suite 150
Arlington, TX 70006

Clifford L. Friedman, Esq.
Smith, Stern & Friedman, P.C.
8144 Walnut Hill Lane
Suite 1100
Dallas, TX 75231

      Re: Amendment to the Purchase and Sale Agreement dated May 20, 1998, as amended, (the "Agreement") by and between PaineWebber Qualified Plan Property Fund Four, L.P. ("Seller") and Clearview Investments, Ltd. ("Buyer")

Dear Messrs. Todd and Friedman:

      Buyer and Seller have agreed to amend the Agreement as provided herein (all capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement):

      1. If, and only if, the Closing occurs on or before July 2, 1998, then One Hundred Thousand Dollars ($100,000) shall be credited toward the Purchase Price (in addition to any sums which shall be credited to the Purchase Price pursuant to Article 3);

      2. Buyer has completed and is satisfied with the results of its diligence and the Initial Deposit is nonrefundable pursuant to Section 5.3 of the Agreement; and

      3. The Agreement otherwise remains unmodified and is in full force and effect.

      If an executed counterpart of this letter is not received by this office by facsimile by 7:00 p.m.(EST) today, June 11, 1998, followed by an original, executed counterpart received by this office by 12:00 p.m.(EST) on Friday, June 12, 1998, then this offer is revoked and the Agreement shall remain in full force and effect without any modifications or amendments thereto.


                                   Sincerely,


                                 Kathryn L. Link


Agreed:

Clearview Investments, Ltd.               PaineWebber Qualified Plan Property
                                           Fund Four, L.P.

By: Redbud Capital, Inc., its general     By: Fourth Qualified Properties, Inc.,
    partner                                   its managing general partner

By:/s/ Carl B. Fulton                     By:  /s/ Rock M. D'Errico
   -------------------                        ---------------------
     Name:  Carl B. Fulton                        Vice President
     Title:  Vice President
KLL
Enclosures

cc:   Rock M. D'Errico
      Bruce Rubin
      Andrew C. Sucoff, Esq.

KATHRYN L. LINK
(6I7) 570-8l8l
       klink@gph.com
KATHRYN L. LINK
(6I7) 570-8l8l
       klink@gph.com





                                 June 26, 1998


BY FAX AND FEDERAL EXPRESS

Mr. Shawn Todd
Clearview Investments, Ltd.
2000 East Lamar Boulevard, Suite 150
Arlington, TX 70006

Clifford L. Friedman, Esq.
Smith, Stern & Friedman, P.C.
8144 Walnut Hill Lane
Suite 1100
Dallas, TX 75231

      Re: Second Amendment to the Purchase and Sale Agreement dated May 20, 1998, as amended by that certain First Amendment dated June 11, 1998, (the "Agreement") by and between PaineWebber Qualified Plan Property Fund Four, L.P. ("Seller") and Clearview Investments, Ltd. ("Buyer")

Dear Messrs. Todd and Friedman:

      Buyer and Seller have agreed to amend the Agreement as provided herein (all capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement):

      Notwithstanding Section 11.1 of the Agreement, Seller agrees that Seller will not unreasonably withhold consent to an assignment of the Agreement from Buyer to an assignee ("Assignee") provided that (i) Assignee assumes all of Buyer's obligations set forth in the Agreement, (ii) Buyer remains obligated under the terms of the Agreement, (iii) a copy of the executed assignment is received at this office no later than the date and time of the business day that is at least 72 hours prior to 10 a.m.(EST) on the Closing Date, and (iv) Buyer has complied with all other terms of the Agreement.

      This Second Amendment shall supercede the agreement set forth in that certain letter from this office to Mr. Friedman dated June 25, 1998.

      If an executed counterpart of this letter is not received by this office by facsimile by 5:00 p.m.(EST) today, June 26, 1998, followed by an original, executed counterpart received by this office by 10 a.m.(EST) on Monday, June 29, 1998, then this offer is revoked and the Agreement shall remain in full force and effect without any modifications or amendments thereto.


                                   Sincerely,


                                 Kathryn L. Link


Agreed:

Clearview Investments, Ltd.               PaineWebber Qualified Plan Property
                                           Fund Four, L.P.

By: Redbud Capital, Inc., its general     By: Fourth Qualified Properties, Inc.,
    partner                                   its managing general partner

By:/s/ Carl B. Fulton                     By:  /s/ Rock M. D'Errico
   ------------------                          ---------------------
     Name:  Carl B. Fulton                      Vice President
     Title:  Vice President
KLL
Enclosures

cc:   Rock M. D'Errico
      Bruce Rubin
      Andrew C. Sucoff, Esq.

This Instrument Prepared by
Goodwin, Procter & Hoar  LLP.

Return this Instrument to the following address after recording:
Stuart Jones, Esq.
Lawyers Title Insurance Corporation
424 Church Street, Suite 200
Nashville, TN 37219





                                 WARRANTY DEED


FROM:       Paine Webber Qualified Plan Property Fund
            Four, L.P., a Delaware limited partnership
            (Grantor)

TO:         Bell Forge Square, L.L.C.,
            A Delaware limited liability company            (Grantee)

Name and Address of the Person or Entity Responsible for the Payment of Real Property Taxes:

             Bell Forge Square, L.L.C.
             3200 Trammell Crow Center
             Ross Avenue
             Dallas, Texas 75201-2997
             Attn: Linda Lillard

Map-Parcel Numbers:

            Map 163
            Parcels 170 and 315
            Field Book Numbers
            02DU-70698
            02DU-17375

FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership has bargained and sold, and does hereby bargain, sell, convey and confirm unto the said Bell Forge Square, L.L.C , a Delaware limited liability company, its successors and assigns, all of Grantor's rights, title and interest in and to a certain tract or parcel of land in Davidson County State of Tennessee, described as follows, to wit:

      TRACT I:

      A parcel of land in the First Civil District of Davidson County, Nashville, Tennessee, being Lot No. 3 as shown on the plan of the Resubdivision of Lot No. 3 of Bell Forge West of record in Book 6250, page 737, and more fully described as follows:

     Beginning at a point located S 80 deg. 11 min. 43 sec. E, 11.00 feet from a concrete monument, said monument being the common property line of Belle Forge West, and Prudential Insurance Company of America, said point being 464.71 feet west of the westerly margin of Mt. View Road; thence, N 80 deg. 11 min. 43 sec. W, 11.00 feet to a concrete monument; thence N 84 deg. 03 min. 53 sec. W, 461.24 feet; thence, N 83 deg. 38 min. 40 sec. W, 325.04 feet; thence, N 25 deg. 10 min. 00 sec. E, 642.34 feet; thence, S 65 deg. 45 min. E, 170.00 feet; thence, S 84 deg. 45 min. E, 146.10 feet; thence, with a curve to the left having a central angle of 29 deg. 09 min. 14 sec., a radius of 250.00 feet and a length of 127.21 feet; thence, with a curve to the right having a central angle of 15 deg. 15 min. 53 sec., a radius of 200 feet and a length of 53.46 feet; thence, S 88 deg. 10 min. 00 sec E, 119.80 feet; thence S 01 deg. 50 min. 00 sec. W,
329.00 feet; thence, N 88 deg. 10 min. 00 sec. W, 58.53 feet; thence, S 01 deg. 50 min. 00 sec. W, 278.91 feet to the point of beginning, containing 9.39 acres, more or less.

      TRACT II:

      Being a parcel of land in the First Civil District, Nashville, Davidson County, Tennessee, and being Lot No. 4 as shown on the Plan of the Resubdivision of Lot No. 3 on the Plan of Bell Forge West of record in Book 6250, page 737, more particularly described as follows:

     Beginning at a point in the westerly margin of Mt. View Road, located approximately 345 feet north of the centerline of Bell Forge Lane East extended; thence, with said margin, S 01 deg. 17 min. 40 sec. W, 56.00 feet; thence, with a curve to the left having a central angle of 27 deg. 38 min. 09 sec., a radius of 805.74 feet and a length of 388.64 feet; thence, S 26 deg. 20 min. 31 sec. E, 250.75; thence, with a curve to the left having a central angle of 02 deg. 47 min. 42 sec., a radius of 515.52 feet and a length of 25.15 feet; thence, leaving said margin, N 80 deg. 11 min. 43 sec. W, 464.71 feet; thence, N 01 deg. 50 min. 00 sec. E, 278.91 feet; thence, S 88 deg. 10 min. 00 sec. E, 58.53 feet; thence, N 01 deg. 50 min. 00 sec. E, 329.00 feet; thence, S 88 deg. 10 min. 00 sec. E, 176.00 feet to the point of beginning, containing 4.012 acres, more or less.

      Being the same property conveyed to Paine Webber Qualified Plan Property Fund Four, L.P. by Deed from Bell Forge Square Associates, Ltd., a Tennessee limited partnership, of record in Book 6844, page 523, and by Quitclaim Deed of record in Book 8461, page 77, Register's Office for Davidson County, Tennessee.

together with all improvements constructed thereon and all hereditaments and appurtenances relating to the property.

      This is improved property, known as Bell Forge Square shopping center, 5336 Mt. View Road, Antioch, Tennessee 37013.

      The said party of the first part does hereby covenant with the said party of the second part that it is lawfully seized in fee of the aforedescribed real estate; that it has a good right to sell and convey the same; that the same is unencumbered except for the encumberances listed in Schedule A, attached hereto and incorporated herein, and that the title and quiet possession thereto it will warrant and forever defend against the lawful claims of all persons.

      Whenever the word "party" is used herein, it shall mean "parties" if there are more than one person referred to and whenever pronouns occur herein, they shall be construed according to their proper gender and number according to the context of this instrument.

      IN WITNESS WHEREOF, party of the first part has caused this instrument to be executed by and through its duly authorized officers this 3rd day of August, 1998.



                                          PaineWebber Qualified Plan Property
                                          Fund Four, L.P.

                                          By: Fourth Qualified Properties, Inc.,
                                          its managing general partner

                                          By:  /s/ Peter F. Sullivan
                                               ---------------------
                                          Name:  Peter F. Sullivan
                                          Title:  Vice President

                          COMMONWEALTH OF MASSACHUSETTS


County of Suffolk, ss.              July 30, 1998

      Before me, Joyce J. Dwyer of the state and county aforesaid, personally appeared Peter F. Sullivan, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledges himself to be Vice President of Fourth Qualified Properties, Inc., a corporation which is the managing General Partner of PaineWebber Qualified Plan Property Fund Four, L.P., the within named bargainor, a Delaware partnership, and that he as such Vice President of the General Partner, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation (as General Partner) by himself as Vice President.


      Witness my and seal this 30th day of July 1998.


                                          Notary Public:  /s/ Joyce J. Dwyer
                                                          ------------------
                                          My Commission Expires:  2/8/2002

                            QUITCLAIM BILL OF SALE

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership ("Seller") does hereby grant, sell, transfer, and deliver to Bell Forge Square, L.L.C., a Delaware limited liability company ("Buyer"), all of the furnishing, fixtures, equipment and other personal property, including, without limitation, the personal property, which personal property is, as of the date hereof, owned by Seller and located at the real property known as Bell Forge Shopping Center, located at 5336 Mt. View Road, Antioch, Tennessee 37013 as more particularly described in Exhibit A attached hereto.
      Buyer purchases such personal property "AS IS" and "WHERE IS" and solely in reliance upon Buyer's personal inspection and knowledge of such personal property.

IN WITNESS WHEREOF, this document is executed as a sealed instrument as of this 3rd day of August, 1998.
                        SELLER

                       PAINEWEBBER QUALIFIED PLAN PROPERTY
                       FUND FOUR, L.P., a Delaware limited partnership

                        By:   Fourth Qualified Properties, Inc., its
                              managing general partner

                            By: /s/ Rock M. D'Errico
                                --------------------
                             Name: Rock M. D'Errico
                             Title: Vice President

                        BUYER

                        BELL FORGE SQUARE, L.L.C., a Delaware limited liability company

                        By:   /s/ Crow Holdings Managers, LLP, Manager
                              ----------------------------------------

                            By: /s/ Robert A. McClain
                                ---------------------
                              Name: Vice President
                              Title:

                             ASSIGNMENT OF LEASES


      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership ("Assignor"), hereby assigns, sells, transfers, sets over and delivers unto Bell Forge Square, L.L.C., a Delaware limited liability company ("Assignee"), all of Assignor's estate, right, title and interest in and to the following:

      (a) all leases, licenses, tenancy agreements or occupancy agreements and all data, correspondence and records pertaining thereto relative to the real property known as Bell Forge Shopping Center, located at 5336 Mt. View Road, Antioch, Tennessee 37013 ("Property") described in Exhibit "A" attached hereto, together with all rents, issues and profits thereunder (collectively, "Leases") including, without limitation, those leases identified in Exhibit "B" attached hereto; and

      (b) those security deposits, prepaid rentals, cleaning fees and other deposits paid by tenants of the Property to Assignor or any agent of Assignor and delivered to Assignee contemporaneously herewith which are specifically identified in Exhibit "C" attached hereto ("Deposits").

      Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases arising on or after the date of delivery of this Agreement.

      Assignor agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases arising prior to the date of delivery of this Assignment. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period prior to the date of delivery of this Assignment. Assignee agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases arising after the date of delivery of this Assignment. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period after the date of delivery of this Assignment.

      This Assignment of Leases may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 3rd day of August, 1998, which Assignment is effective on that date.


                        ASSIGNOR

                       PAINEWEBBER QUALIFIED PLAN PROPERTY
                 FUND FOUR, L.P., a Delaware limited partnership

                        By:   Fourth Qualified Properties, Inc., its
                              managing general partner

                            By: /s/ Peter F. Sullivan
                                ---------------------
                             Name: Peter F. Sullivan
                              Title: Vice President

                        ASSIGNEE

                        BELL FORGE SQUARE, L.L.C., a Delaware limited liability company

                        By:   /s/ Crow Holdings Managers, LLP, Manager
                              ----------------------------------------

                            By: /s/ Robert A. McClain
                                ----------------------
                              Name: Vice President
                              Title:

                    ASSIGNMENT OF CONTRACTS AND INTANGIBLES

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Qualified Plan Property Fund Four, L.P., a Delaware limited partnership ("Assignor"), hereby assigns, sells, transfers, sets over and delivers unto Bell Forge Square, L.L.C., a Delaware limited liability company ("Assignee"), all of Assignor's estate, right, title and interest in and to the following:

      (a) all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as Bell Forge Shopping Center, located at 5336 Mt. View Road, Antioch, Tennessee 37013 ("Property") described in Exhibit "A" attached hereto; the use of the name "Bell Forge Shopping Center" and "Bell Forge Square Shopping Center" and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, "Licenses and Permits");

      (b) all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, "Records and Plans");

      (c) all warranties and guaranties in effect with respect to the Property and all contracts for services and all operating agreements currently in effect with respect to the Property (the "Contracts"); and

      (d) the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the "Intangibles").

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                        [Signatures are on the next page]

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 3rd day of August, 1998, which Assignment is effective on that date.


                        ASSIGNOR

                       PAINEWEBBER QUALIFIED PLAN PROPERTY
                 FUND FOUR, L.P., a Delaware limited partnership

                        By:   Fourth Qualified Properties, Inc., its
                              managing general partner

                            By: /s/ Peter F. Sullivan
                                ---------------------
                             Name: Peter F. Sullivan
                              Title: Vice President

                        ASSIGNEE

                        BELL FORGE SQUARE, L.L.C., a Delaware limited company

                        By:   /s/ Crow Holdings Managers, LLP, Manager
                              ----------------------------------------

                            By: /s/ Robert A. McClain
                                ---------------------
                            Name: Vice President
                                     Title: